SECTOR COMMUNICATIONS CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form 10-KSB Annual Report of Sector Communications, Inc. for the year ended February 28, 1997, of our report dated April 18, 1997, relating to the consolidated financial statements of Sector Communications, Inc. which appear in such Form 10-KSB.


                                    /s/ Merdinger, Fruchter, Rosen & Corso, P.C.

                                    Merdinger, Fruchter, Rosen & Corso, P.C.

New York, New York
May 29, 1997